Exhibit 10.2

July 7, 2016
ACKNOWLEDGMENT LETTER AGREEMENT

TDY Industries, LLC
c/o Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479

Attention: Rose Marie Manley, Vice President and Treasurer

Re:
Revolving Credit and Security Agreement, dated effective as of September 23, 2015, by and among by and among Oregon Metallurgical, LLC, an Oregon limited liability company, Allegheny Ludlum, LLC, a Pennsylvania limited liability company, TDY Industries, LLC, a California limited liability company, International Hearth Melting, LLC, an Oregon limited liability company, ATI Precision Finishing, LLC, a Pennsylvania limited liability company, Titanium Wire Corporation, a Pennsylvania corporation, Environmental, Inc., a California corporation, ATI Titanium LLC, a Delaware limited liability company, ATI Flowform Products, LLC, a Delaware limited liability company, ATI Ladish LLC, a Wisconsin limited liability company, Valley Machining, Inc., a Wisconsin corporation, ATI Ladish Machining, Inc., a Nevada corporation, Chen-Tech Industries, Inc., a Nevada corporation, Pacific Cast Technologies, Inc., a Nevada corporation, ATI Powder Metals LLC, a Pennsylvania limited liability company, and ATI Cast Products Salem Operations, LLC, a Delaware limited liability company and each Person joined hereto as a borrower from time to time, collectively, the "Borrowers", and each a "Borrower"), the Guarantors (as defined therein) party hereto, the LENDERS (as defined therein) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (the "Agent"), as amended by that certain First Amendment to Revolving Credit and Security Agreement, dated May 13, 2016, by and among the Borrowers, the Guarantors, the Lenders and the Agent (as may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement")

Dear Ms. Manley:
Reference is made to the Credit Agreement described above. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

Notwithstanding the current definition of "Undrawn Availability" set forth in the Credit Agreement, the Agent, the Lenders, the Borrowing Agent and the other Loan Parties have been interpreting "Undrawn Availability" as though it were defined as follows:
"Undrawn Availability" on any date of determination shall mean an amount equal to (a) the lesser of (i) the Formula Amount, and (ii) the difference of (y) the Maximum Revolving Advance Amount minus (z) the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the outstanding amount of Revolving Advances and Swing Loans

Accordingly: (i) the Borrowing Agent, for itself and on behalf of all other Loan Parties; and (ii) the Agent, for itself and on behalf of all Lenders, each hereby acknowledge and agree that, notwithstanding the current definition of "Undrawn Availability" set forth in the Credit Agreement, the Loan Parties, the Lenders and the Agent have been interpreting and shall continue to interpret "Undrawn Availability" as defined immediately above for all intents and purposes under the Credit Agreement and any Other Documents. Additionally: (i) the Borrowing Agent, for itself and on behalf of all other Loan Parties; and (ii) the Agent, for itself and on behalf of all Lenders, each hereby agree and affirm that, for clarification purposes, the current definition of "Undrawn Availability" set forth in the Credit Agreement shall, at a time reasonably convenient to all parties, be formally amended to substantively and substantially conform with the definition of "Undrawn Availability" set forth immediately above.
Each reference to the Credit Agreement that is made in the Credit Agreement, any Other Documents or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as supplemented hereby.
The agreements contained in this Acknowledgment Letter Agreement are limited to the specific agreements made herein. Except as supplemented hereby, all of the terms and conditions of the Credit Agreement and the Other Documents shall remain in full force and effect. This Acknowledgment Letter Agreement supplements the Credit Agreement and is not a novation thereof.
This Acknowledgment Letter Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.
This Acknowledgment Letter Agreement shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. The Borrowing Agent, for itself and each other Loan Party, hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Acknowledgment Letter Agreement.
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If the foregoing terms and conditions are acceptable to you, please indicate your acceptance by signing in the space indicated below. This letter agreement shall constitute a rider to and form a part of the Credit Agreement.

AGENT:
PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas Hoffman
Name:	Douglass Hoffman
Title:	Vice President

Acknowledged and accepted as of the
7th day of July, 2016.

BORROWING AGENT:

WITNESS/ATTEST	TDY INDUSTRIES, LLC, a California limited liability company

/s/ Jim Ingolsby	By:	/s/ Patrick J. DeCourcy
	Name:	Patrick J. DeCourcy
	Title:	Executive Vice President